Exhibit 99.1

NUVERRA INITIATES SOLICITATION OF VOTES FOR ITS PREVIOUSLY ANNOUNCED PREPACKAGED PLAN OF REORGANIZATION

COMMENCES VOLUNTARY CHAPTER 11 PROCEEDINGS PURSUANT TO RESTRUCTURING SUPPORT AGREEMENT

OPERATIONS TO CONTINUE WITHOUT INTERRUPTION; VENDORS TO BE PAID IN FULL; EMPLOYEE SALARY AND BENEFITS WILL CONTINUE UNINTERRUPTED

PLAN SUPPORTED BY SECURED TERM LOAN LENDERS AND HOLDERS OF APPROXIMATELY 86% OF 2021 NOTES

OBTAINS $44 MILLION IN NEW FINANCING; DEBT TO BE REDUCED BY APPROXIMATELY $500 MILLION

SCOTTSDALE, Ariz. (May 1, 2017) – Nuverra Environmental Solutions, Inc. (“Nuverra” or the “Company”) (OTCQB: NESC) announced today that the Company and its subsidiaries (collectively, the “Nuverra Parties”) have filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), pursuant to the terms of the previously announced Restructuring Support Agreement (the “RSA”) between the Company and the holders of 100% of the existing term loan debt (the “Term Loan”) and approximately 86% of the Company’s 12.5%/10.0% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”), to restructure the Company’s outstanding indebtedness pursuant to a prepackaged plan of reorganization (the “Plan”). The Company will continue to operate the business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and expects to continue existing operations as normal throughout the chapter 11 proceedings. The Company’s prepetition secured asset-based lenders and secured Term Loan lenders have also agreed, subject to the Bankruptcy Court’s approval, to provide $44 million in debtor-in-possession financing during the restructuring process to maintain operations. Pursuant to the RSA, the Company commenced a solicitation (the “Solicitation”) of votes for the Plan on April 28, 2017.

The Nuverra Parties filed various “first day” motions with the Bankruptcy Court seeking approval of relief that allows the Nuverra Parties to continue operations in the ordinary course of business, including requesting Bankruptcy Court authority to continue paying vendors and to continue providing employee wages, salaries and benefits without interruption. The Company expects to emerge from the chapter 11 proceedings with significantly reduced debt.

Mark D. Johnsrud, the Company’s Chief Executive Officer and Chairman, commented, “We’re pleased that the Company has overwhelming support for the Plan from our Term Loan lenders and 2021 noteholders. Today’s filing is the start of a quick-moving Bankruptcy Court process that will allow the Company to decrease its debt burden by nearly $500 million to a supportable level. We appreciate the loyalty of our employees, customers and vendors and are committed to continuing to meet customer needs without interruption while providing excellent customer service. With a new financial foundation, the Company will have the strength and flexibility to be able to support its operations through the downturn and beyond.”

Key elements of the Plan include:

•	$44 million of debtor-in-possession financing provided by the lenders under the Company’s asset-based lending facility and Term Loan;

•	Payment in full of all administrative expense claims, priority tax claims, priority claims and asset-based lending facility claims;

•	Payment of undisputed customer and vendor obligations;

•	Conversion of $75 million in Term Loan claims into newly issued common stock;

•	Conversion of the 2021 Notes into newly issued common stock and rights in the rights offering;

•	Cancellation of the Company’s 9.875% Senior Notes due 2018 and existing common stock;

•	A rights offering provided to the holders of the 2021 Notes and the 2018 Notes, in the aggregate, of $150 million of new common stock of the reorganized Company; and

•	Exit financing, to the extent necessary.

The Company’s legal advisors include Shearman & Sterling LLP, Squire Patton Boggs (US) LLP and Young Conaway Stargatt and Taylor LLP. The Company’s financial advisor is Lazard Middle Market, LLC. AP Services, LLC is serving as the Company’s restructuring advisor.

More information can be found in the Company’s Form 8-K being filed with the Securities and Exchange Commission today. Information about the restructuring can be found online at https://cases.primeclerk.com/nuverra or by calling 1-888-369-8913.

About Nuverra

Nuverra Environmental Solutions, Inc. is among the largest companies in the United States dedicated to providing comprehensive, full-cycle environmental solutions to customers focused on the development and ongoing production of oil and natural gas from shale formations. Our strategy is to provide one-stop, total environmental solutions and wellsite logistics management, including delivery, collection, treatment, recycling, and disposal of solid and liquid materials that are used in and generated by the drilling, completion, and ongoing production of shale oil and natural gas. The Company provides its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Find additional information about Nuverra on the Company’s website, http://www.nuverra.com, and in documents filed with the U.S. Securities and Exchange Commission (“SEC”) at http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the United States Securities

Exchange Act of 1934, as amended, or the “Exchange Act.” These statements relate to our expectations for future events and time periods. All statements other than statements of historical fact are statements that could be deemed to be forward-looking statements, and any forward-looking statements contained herein are based on information available to us as of the date of this press release and our current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Future performance cannot be ensured, and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among others: risks and uncertainties associated with the restructuring process, including our inability to obtain confirmation of a plan under chapter 11 of the United States Bankruptcy Code; failure to successfully consummate the restructuring to improve our liquidity and long-term capital structure, and to address our debt service obligations; failure to timely satisfy certain conditions and milestones under the restructuring support agreement; our inability to maintain relationships with suppliers, customers, employees and other third parties as a result of our chapter 11 filing; difficulties encountered in restructuring our debt in the chapter 11 bankruptcy proceeding, including our ability to obtain approval of the bankruptcy court with respect to motions or other requests made to the bankruptcy court, including maintaining strategic control as debtor-in-possession; the bankruptcy court’s rulings in our chapter 11 cases and the outcome of our chapter 11 cases in general; the effects of the restructuring on the Company and the interests of various constituents, including the holders of our common stock and notes; the length of time that the Company will operate under chapter 11 protection and the availability of financing during the pendency of the proceedings; the ability to successfully execute our restructuring plan and consummate the bankruptcy proceeding; potential impact of litigation; uncertainty relating to successful negotiation, execution and consummation of all necessary definitive agreements in connection with our strategic initiatives; whether certain markets grow as anticipated; pricing pressures; current and projected future uncertainties in commodities markets, including low oil and/or natural gas prices; changes in customer drilling and completion activities and capital expenditure plans; shifts in production in shale areas where we operate and/or shale areas where we currently do not have operations; control of costs and expenses, including uncertainty regarding the ability to successfully implement cost-management initiatives; liquidity and access to capital; compliance with the terms of agreements governing our debtor-in-possession financing; and the competitive and regulatory environment. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this press release. The Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. Additional risks and uncertainties are disclosed from time to time in the Company’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Source: Nuverra Environmental Solutions, Inc.

Abernathy MacGregor

Sydney Isaacs, sri@abmac.com, 713.999.5104

Rivian Bell, rlb@abmac.com, 213.630.6550

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